Exhibit A

                                    Agreement

      The undersigned agree that this Schedule 13G and all amendments thereto, relating to the Common Stock of ARENA PHARMACEUTICALS, INC. shall be filed on behalf of the undersigned.

DEERFIELD CAPITAL, L.P.

By: J.E. Flynn Capital LLC,
    General Partner


By: /s/ Darren Levine
    ----------------------------------------
    Darren Levine, Authorized Signatory


DEERFIELD PARTNERS, L.P.

By: Deerfield Capital, L.P.

By: J.E. Flynn Capital LLC,
    General Partner


By: /s/ Darren Levine
    ----------------------------------------
    Darren Levine, Authorized Signatory


DEERFIELD MANAGEMENT COMPANY

By: Flynn Management LLC
    General Partner


By: /s/ Darren Levine
    ----------------------------------------
    Darren Levine, Authorized Signatory


DEERFIELD INTERNATIONAL LIMITED

By: Deerfield Management Company

By: Flynn Management LLC,
    General Partner


By: /s/ Darren Levine
    ----------------------------------------
    Darren Levine, Authorized Signatory


JAMES E. FLYNN


/s/ Darren Levine
--------------------------------------------
Darren Levine, Attorney-in-Fact


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